BISYS FUND SERVICES
CODE OF ETHICS
NON-BISYS EMPLOYEE REGISTERED REPRESENTATIVE
EXHIBIT I
(2005)
INITIAL AND ANNUAL CERTIFICATIONS

                I hereby certify that I have read and understand and agree to abide by the conditions set forth in the RIA codes of ethics. I further certify that, during the time of my affiliation with BISYS, I will comply or have complied with the requirements of the RIA code of ethics and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported under the RIA code of ethics.

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Print or Type Name

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Signature

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Date

I-1